SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): June 15, 2007

                             REX STORES CORPORATION
             (Exact name of registrant as specified in its charter)


    Delaware                      001-09097                 31-1095548
(State or other jurisdiction   (Commission File No.)         (IRS Employer
of incorporation                                           Identification No.)

      2875 Needmore Road, Dayton, Ohio                          45414
  (Address of principal executive offices)                    (Zip Code)

       Registrant's telephone number, including area code: (937) 276-3931

                 Check the appropriate box below if the Form 8-K
                filing is intended to simultaneously satisfy the
              filing obligation of the registrant under any of the
           following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities
                              Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
                               (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
                       Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
                       Exchange Act (17 CFR 240.13e-4(c))




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Item 8.01  Other Events.

         On June 15, 2007, REX Stores Corporation (the "Company"), through a wholly owned subsidiary, entered into an agreement to subscribe for a minimum of $35.1 million and a maximum of $62.4 million of Membership Units of One Earth Energy, LLC ("One Earth") in a registered offering. This replaces the Company's prior commitment to fund $24.9 million in One Earth. One Earth intends to commence construction, beginning in 2007, of an ethanol manufacturing facility with an annual production capacity of 100 million gallons in Gibson City, Illinois. REX's commitment will enable it to secure a majority ownership interest in One Earth, the percentage of which will be determined based upon the participation by other investors in the offering.

In addition, REX has entered into a conditional agreement with One Earth to fund up to an additional $6.0 million in interim financing in the form of secured debt, bearing an interest rate of 9% per annum. The interim funding is intended to allow One Earth to proceed with the development and construction schedule for its ethanol production facility.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                             REX STORES CORPORATION



Date: June 18, 2007                           By:  /s/ DOUGLAS L. BRUGGEMAN
                                              ------------------------
                                              Name:  Douglas L. Bruggeman
                                              Title: Vice President-Finance,
                                                     Chief Financial Officer and
                                                     Treasurer



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